                                                                       EXHIBIT 1

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among


             SEAWOLF ACQUISITION CORPORATION, CCL INDUSTRIES INC.


                                      and


                        SEDA SPECIALTY PACKAGING CORP.



                           Dated as of June 16, 1997

                               TABLE OF CONTENTS
                               -----------------

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                                                                                                 Page

ARTICLE I      -    THE TENDER OFFER............................................................   1
1.1                 Tender Offer................................................................   1

ARTICLE II     -    THE MERGER; EFFECTIVE TIME..................................................   4
2.1                 The Merger..................................................................   4
2.2                 Effective Time..............................................................   5
2.3                 Stockholders Meeting; Proxy Statement.......................................   5
2.4                 Merger Without Meeting of Stockholders......................................   6
2.5                 Closing.....................................................................   6
2.6                 Further Assurances..........................................................   6

ARTICLE III    -    CERTIFICATE OF INCORPORATION AND BY-LAWS THE SURVIVING CORPORATION..........   6
3.1                 The Certificate of Incorporation............................................   6
3.2                 The By-Laws.................................................................   6

ARTICLE IV     -    OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION.........................   7
4.1                 Directors and Officers......................................................   7
4.2                 Actions by Directors........................................................   7

ARTICLE V      -    CONVERSION OR CANCELLATION OF SHARES IN THE MERGER; WARRANTS OUTSTANDING....   7
5.1                 Conversion or Cancellation of Shares........................................   7
5.2                 Payment for Shares..........................................................   9
5.3                 Dissenting Shares...........................................................  11
5.4                 Transfer of Shares After the Effective Time.................................  11
5.5                 Warrants Outstanding........................................................  11
5.6                 Stock Options...............................................................  11

ARTICLE VI     -    REPRESENTATIONS AND WARRANTIES..............................................  12
6.1                 Representations and Warranties of the Company...............................  12
6.2                 Representations and Warranties of Parent and Purchaser......................  16

ARTICLE VII    -    COVENANTS...................................................................  18
7.1                 Interim Operations of the Company...........................................  18
7.2                 Acquisition Proposals.......................................................  20
7.3                 Filings; Other Action.......................................................  20
7.4                 Access......................................................................  21
7.5                 Publicity...................................................................  21


7.6                 Stock Options, Other........................................................21
7.7                 Indemnification; Directors and Officers' Insurance..........................22
7.8                 Other Actions by the Company................................................23
7.9                 Additional Agreements.......................................................23
7.10                Recapitalization............................................................23

ARTICLE VIII   -    CONDITIONS..................................................................24
8.1                 Conditions to Obligations of Parent and Purchaser...........................24
8.2                 Conditions to Obligations of the Company....................................24

ARTICLE IX     -    TERMINATION.................................................................25
9.1                 Termination by Mutual Consent...............................................25
9.2                 Termination by either Purchaser or the Company..............................25
9.3                 Termination by Purchaser....................................................25
9.4                 Termination by the Company..................................................25
9.5                 Effect of Termination and Abandonment.......................................26
9.6                 Termination Fees............................................................26

ARTICLE X      -    MISCELLANEOUS AND GENERAL...................................................26
10.1                Payment of Expenses; Certain Fees...........................................26
10.2                Survival....................................................................26
10.3                Modification or Amendment...................................................26
10.4                Waiver of Conditions........................................................26
10.5                Counterparts................................................................26
10.6                Governing Law...............................................................26
10.7                Notices.....................................................................27
10.8                Entire Agreement, etc.......................................................27
10.9                Definition of "Affiliate"...................................................28
10.10               Specific Performance........................................................28
10.11               Captions....................................................................28
10.12               Currency....................................................................28
10.13               Attorneys' Fees.............................................................28
ANNEX A        -    CONDITIONS OF THE OFFER.....................................................i

Exhibit 3.1         Amendment to Certificate of Incorporation...................................

Exhibit 5.1(b)(i)   Provisions Attaching to the Class A Participating Exchangeable Common Stock.

Exhibit 5.1(c)      Definition of EBITDA........................................................

Exhibit 7.6(a)      Stock Options...............................................................

Schedule I          List of Employees...........................................................

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


     AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Agreement"), dated as of June 16, 1997, between SEDA Speciality Packaging Corp., a Delaware corporation (the "Company"), CCL Industries Inc., a Canadian corporation ("Parent"), and Seawolf Acquisition Corporation , a newly formed Delaware corporation and indirect wholly owned subsidiary of Parent ("Purchaser", and together with the Company, the "Constituent Corporations").

                                   RECITALS

     WHEREAS, Purchaser has been formed solely for the purpose of effecting the transactions described herein;

     WHEREAS, the Boards of Directors of Parent, Purchaser and the Company each have determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

     WHEREAS, Parent, Purchaser and certain stockholders of the Company have entered into a Stock Tender Agreement (the "Tender Agreement") of even date herewith providing for Purchaser to obtain an option (the "Option") to acquire certain Shares (as defined below) of Shahrokh Sedaghat (the "Shareholder") and the tender into the Offer (as defined below) by such stockholders of the remainder of the Shares owned by such stockholders; and

     WHEREAS, the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:


                                   ARTICLE I

                                THE TENDER OFFER

1.1  Tender Offer.
     -------------

     a)   Offer. Provided that this Agreement shall not have been terminated in
          -----
          accordance with Article IX hereof and none of the events set forth in Annex A hereto shall have occurred on or after the date hereof or be existing, as soon as practicable after the date hereof, and in any event within five (5) business days of the date hereof, Purchaser will commence (within the meaning of Rule 14d-2 under the

          Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act")) a tender offer (the "Offer") for all of the outstanding shares (the "Shares") of common stock, par value U.S. $0.001 per share of the Company (the "Common Stock"), at a price of U.S. $29.00 per Share, net to the seller, in cash (the "Stock Price"), such Offer to be subject only to the conditions set forth in Annex A hereto (the "Offer Conditions"). If the Merger Agreement is terminated in accordance with its terms, Purchaser shall terminate the Offer. Without the prior written consent of the Company, Purchaser shall not (and Parent shall not cause Purchaser to) (i) decrease the Stock Price or change the form of consideration therefor or decrease the number of Shares sought pursuant to the Offer, (ii) change the Offer Conditions, (iii) impose additional conditions to the Offer, (iv) waive the condition that there shall be validly tendered and not withdrawn prior to the time the Offer expires a number of Shares of Common Stock which together with all Shares owned by Parent, Purchaser and their respective Affiliates (as defined in Section 10.9) constitutes a majority of the Shares outstanding on a fully diluted basis on the date of purchase,
          (v) amend any term of the Offer in any manner adverse to holders of Shares or (vi) extend the expiration date of the Offer; provided however that the expiration date of the Offer may be extended from time to time at the sole discretion of Purchaser (i) in order to comply with any provision of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations thereunder or otherwise comply with law for the minimum period of time reasonably necessary to so comply and (ii) if any of the Offer Conditions shall not be satisfied for the minimum period of time reasonably necessary to satisfy such conditions, but in either case, such extension shall not extend beyond September 2, 1997. Assuming the prior satisfaction or waiver of the Offer Conditions on the expiration date of the Offer, Purchaser shall accept for payment, and pay for, in accordance with the terms of the Offer, all Shares validly tendered and not withdrawn pursuant to the Offer as promptly as practicable after the expiration date thereof. The Company hereby consents to the Offer and represents that (a) its Board of Directors, at a meeting duly called and held at which a majority of the directors were present, (i) determined that each of the Offer and the Merger (as hereinafter defined) is fair to and in the best interests of the holders of the Shares, (ii) resolved to recommend acceptance of the Offer and approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company; provided,
                                                                  --------
          however, that such recommendation may be withdrawn, modified or
          -------
          amended if the Company's Board of Directors determines, following the receipt of advice of counsel, that it is required to do so in the exercise of its fiduciary obligations under applicable law, (iii) approved the transactions contemplated by the Tender Agreement and
          (iv) irrevocably approved the Offer, the Merger, this Agreement and the Tender Agreement as provided in Section 203(a) of the General Corporation Law of the State of Delaware (the "DGCL") in such manner as to make the restrictions contained therein inapplicable to the transactions contemplated by this Agreement and the Tender Agreement (the "Section 203 Approval"), and (b) Crowell, Weedon & Co.

          ("CWC") has advised the Board of Directors of the Company that, based on certain assumptions and subject to certain limitations, the Stock Price to be received by the public holders of the Shares in the Offer and the Merger is fair from a financial point of view to such holders.

     b)   14D-1/14D-9. As soon as practicable on the date of commencement of the
          -----------
          Offer, Parent and Purchaser shall file or cause to be filed with the Securities and Exchange Commission ("SEC") a Tender Offer Statement on
          Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer which shall contain the offer to purchase and related letter of transmittal and other ancillary offer documents and instruments pursuant to which the Offer will be made (collectively, with any supplements or amendments thereto, the "Offer Documents") and shall contain (or shall be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Exchange Act and any other applicable law. Parent, Purchaser and the Company each agree to promptly correct any information provided by them for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and Purchaser further agrees to take all lawful action necessary to cause the Offer Documents as so corrected to be filed promptly with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable law. In conducting the Offer, Parent and Purchaser shall comply in all material respects with the provisions of the Exchange Act and any other applicable law; provided, however, that
                                                         --------  -------
          no agreement or representation hereby is made or shall be made by Parent or Purchaser with respect to information supplied by the Company in writing expressly for inclusion in or, with respect to the Company information derived from the Company's public filings, which are incorporated by reference in the Offer Documents. The Company and its counsel shall be given the opportunity to review and comment on the Offer Documents and any amendments thereto prior to the filing thereof with the SEC. In addition, Parent and Purchaser agree to provide Company and its counsel in writing with any comments Parent, Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments. The Company's Board of Directors shall recommend acceptance of the Offer to its stockholders in a Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9") to be filed with the SEC concurrently with the filing by Parent and Purchaser of the Schedule14D-1; provided, however, that if
                                                     --------  -------
          the Company's Board of Directors determines, following the receipt of advice of counsel, that it is required by fiduciary obligations under applicable law to amend, modify or withdraw its recommendation, such amendment, modification or withdrawal shall not constitute a breach of this Agreement. Subject to the proviso of the preceding sentence, the Offer Documents (as defined in Section 1.1(b)) shall contain the recommendation of the Board of Directors of the Company that the holders of the Shares accept the Offer as described in this Section 1.1(a) and shall contain (or shall be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Exchange Act and any other applicable law. The Company, Parent and Purchaser each agree to promptly correct any information provided by it for use in the
          Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and the Company further agrees to take all lawful action necessary to cause the Schedule 14D-9 as so corrected to be filed promptly with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable law. The Company agrees, as to the Schedule 14D-9, as amended from time to time, that such document shall, in all material respects, comply with the requirements of the Exchange Act and other applicable laws; provided, however, that no agreement or
                           --------  -------
          representation hereby is made or shall be made by the Company with respect to information supplied by Parent or Purchaser in writing expressly for inclusion in the Schedule 14D-9 or with respect to Parent information derived from Parent's public filings included in the Schedule 14D-9. Purchaser and its counsel, as to the Schedule 14D-9, shall be given an opportunity to review and comment on such documents, and any amendments thereto, prior to their being filed with the SEC. In addition, the Company agrees to provide Parent and Purchaser and their counsel in writing with any comments the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

     c)   Mailing List. In connection with the Offer, the Company will cause its
          ------------
          transfer agent to furnish promptly (but in any event within three (3) business days of the date hereof) to Purchaser a list, as of a recent date, of the record holders of Shares and their addresses, as well as mailing labels containing the names and addresses of all record holders of Shares and lists of security positions of Shares held in stock depositories. The Company will furnish Purchaser with such additional information (including, but not limited to, updated lists of holders of Shares and their addresses, mailing labels and lists of security positions) and such other assistance as Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares; provided, however, that such shareholders lists shall be returned to the Company in the event this Agreement is terminated.

     d)   Board of Directors.  Promptly upon Purchaser obtaining, through, inter
          ------------------                                               -----
          alia, acceptance for payment and payment by Purchaser for the Shares,
          ----
          pursuant to the Offer or otherwise (with the consent of the Company), actual ownership of at least a majority of the issued and outstanding Shares on a fully diluted basis, Purchaser (or any of its Affiliates) shall be entitled to designate at least such number of directors on the Board of Directors of the Company as will give Purchaser a majority of the directors on the Board of Directors of the Company, and the Company shall, at such time, promptly cause Purchaser's designees to be so elected; provided, however, that, in the event that Purchaser's designees are appointed or elected to the Board of Directors of the Company, until the Effective Time (as defined in
          Section 2.2), the Board of Directors of the Company shall
          have at least two (2) directors who are directors on the date hereof (the "Continuing Directors"); provided, further, that, in such event,
                                        --------  -------  ----
          if the number of Continuing Directors shall be reduced below two (2) for any reason whatsoever, any remaining Continuing Directors shall be entitled to designate persons to fill such vacancies who shall be deemed to be Continuing Directors for purposes of this Agreement or, if no Continuing Directors then remain, the other directors shall designate two (2) persons to fill such vacancies who shall not be either officers or directors of Purchaser or any of its designees, or stockholders or Affiliates of Purchaser, and such persons shall be deemed to be Continuing Directors for purposes of this Agreement. These efforts shall, if necessary, include the adoption by the Board of Directors of any resolutions or any amendments to the Company's By-Laws needed to cause Purchaser's designees to be so elected, including increasing the number of directors. The directors designated by Purchaser shall, subject to their fiduciary duty to the Company and its stockholders, cause the Company to fulfill its obligations pursuant to this Agreement. Prior to any such election or designation, the Company shall take such actions as may be required pursuant to
          Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder and Purchaser will promptly furnish to the Company any information in its possession requested by the Company in connection therewith.

     e)   Continuing Director Approvals.  Following the election or appointment
          -----------------------------
          of PurchaserOs designees pursuant to Section 1.1(d) and prior to the Effective Time, any amendment or termination of this Agreement, any amendment to the Company's Certificate of Incorporation or By-Laws, any extension for the performance of the obligations or other acts of Parent or Purchaser, any waiver of any of the Company's rights hereunder or any other action by the Company which adversely affects the interests of the stockholders of the Company (other than Parent or Purchaser) with respect to the transactions contemplated hereby, will require the concurrence of a majority of the Continuing Directors.


                                   ARTICLE II

                           THE MERGER; EFFECTIVE TIME

2.1  The Merger.  Subject to the terms and conditions of this Agreement and the
     ----------
DGCL, at the Effective Time, Purchaser shall effect a merger (the "Merger") with and into the Company and the separate corporate existence of Purchaser shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL.

2.2  Effective Time. As soon as practicable after all conditions set forth in
     --------------
Article VIII hereof have been fulfilled or waived, and provided that this Agreement has not been terminated or abandoned pursuant to Article IX hereof, the Company and Purchaser will cause a certificate of ownership or merger or other appropriate documents (the "Certificate of Merger") to be executed and filed with the Secretary of State of Delaware as provided in the DGCL. The Merger shall become effective at such time and on the date on which the Certificate of Merger has been duly filed with the Secretary of State of Delaware, and such time is hereinafter referred to as the "Effective Time."

2.3  Stockholders' Meeting; Proxy Statement.
     ---------------------------------------

     a)   Special Meeting.  If required by applicable law or the Company's
          ---------------
          Certificate of Incorporation in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law, the Company's Certificate of Incorporation and its By-Laws:

          (i) duly call, give notice of, convene and hold a special meeting (the "Special Meeting") of its stockholders as soon as practicable following the consummation of the Offer for the purpose of approving and adopting this Agreement;

          (ii) subject to the fiduciary duties of the Company's Board of Directors under applicable law as advised by counsel, include in the Proxy Statement (as hereinafter defined), (A) the recommendation that the stockholders of the Company vote in favor of approval and adoption of this Agreement and (B) the written opinion of CWC advising the Board of Directors of the Company that, based on certain assumptions and subject to certain limitations, the Stock Price to be received by the public holders of the Shares in the Offer and the Merger is fair from a financial point of view to such holders; and

          (iii)     as soon as practicable after the consummation of the Offer,
                    (A) obtain and furnish the information required to be included in the Proxy Statement, (B) subject to the prior approval of Parent and Purchaser (which approval shall not be unreasonably withheld), prepare and file a preliminary form of the Proxy Statement with the SEC, (C) respond promptly to any comments made by the SEC with respect to the preliminary or any amended form of the Proxy Statement, (D) cause the Proxy Statement (to the extent appropriate) to be mailed to the Company's stockholders at the earliest practicable date, and (E) use its reasonable best efforts subject to the fiduciary duties of the Company's Board of Directors under applicable law as advised by counsel to obtain the necessary approval of the Merger by its stockholders.

     b)   Proxy Statement. The letter to stockholders, notice of meeting, form
          ---------------
          of proxy (if any) and proxy statement or information statement, as the case may be, to be distributed to the stockholders of the Company in connection with the Merger and any forms or schedules required to be filed with the SEC in connection therewith are collectively referred to herein as the "Proxy Statement".

     c)   Voting of Shares. At the Special Meeting, Purchaser shall vote all
          ----------------
          Shares in favor of adoption and approval of this Agreement and the transactions contemplated hereby.

2.4  Merger Without Meeting of Stockholders. Notwithstanding any other provision
     --------------------------------------
of this Agreement, except Section 8.1 hereof, and if permitted by the DGCL and the Company's Certificate of Incorporation, in the event that Parent, Purchaser or any other subsidiary of Parent, or any combination of such persons, shall beneficially own at least ninety percent (90%) of the outstanding shares of each class of capital stock of the Company, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the consummation of the Offer.

2.5  Closing. Upon the terms and subject to the conditions hereof, as soon as
     -------
practicable after the expiration of the Offer, and, if required by law, after the vote of the stockholders of the Company in favor of approval and adoption of this Agreement has been obtained, the Company (or Purchaser, if appropriate) shall deliver to the Secretary of State of the State of Delaware a duly executed and verified certificate of merger or certificate of ownership and merger, if permitted by the DGCL, as required by the DGCL and the parties shall take all such other and further actions as may be required by law to make the Merger effective.

2.6  Further Assurances. If at any time after the Effective Time, the Surviving
     ------------------
Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company acquired or to be acquired as a result of the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of the Company, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company acquired or to be acquired as a result of the Merger and otherwise to carry out the purpose of this Agreement.

                                  ARTICLE III

                   CERTIFICATE OF INCORPORATION AND BY-LAWS
                         OF THE SURVIVING CORPORATION


3.1. The Certificate of Incorporation. The Certificate of Incorporation of the
     --------------------------------
Company in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation with such amendment as set forth in
Exhibit 3.1, until duly amended in accordance with the terms thereof and the DGCL.

3.2  The By-Laws. The By-Laws of Purchaser in effect at the Effective Time shall
     -----------
be the By-Laws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL.


                                  ARTICLE IV

                            OFFICERS AND DIRECTORS
                         OF THE SURVIVING CORPORATION

4.1  Directors and Officers. The directors of Purchaser and the officers of the
     ----------------------
Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

4.2  Actions by Directors.  For purposes of Article IX and Sections 10.3 and
     --------------------
10.4, no action taken by the Board of Directors of the Company at or after the purchase of the Shares pursuant to the Offer and prior to the Merger shall be effective unless such action is approved by the affirmative vote of at least a majority of the Continuing Directors.


                                   ARTICLE V

                     CONVERSION OR CANCELLATION OF SHARES
                      IN THE MERGER; WARRANTS OUTSTANDING

5.1  Conversion or Cancellation of Shares. The manner of converting or canceling
     ------------------------------------
shares of the Company and Purchaser in the Merger shall be as follows:

     a)   Merger Consideration. At the Effective Time, each Share issued and
          --------------------
          outstanding immediately prior to the Effective Time (other than the Shares owned by Purchaser or any Affiliate of Purchaser (collectively, the "Purchaser Companies"), the Shares held by the Shareholder which are subject to the Option, if unexercised (the "Option Shares"), the Shares held in the treasury of the Company or the Shares which are held by stockholders who have perfected appraisal rights pursuant to Section 262 of the DGCL ("Dissenting Stockholders")) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, an amount in cash equal to U.S. $29.00 or such greater amount which may be paid pursuant to the Offer as it may be amended (the "Merger Consideration"). All such Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each holder of certificates representing any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration for such Shares upon the surrender of such certificates in accordance with Section 5.2.

     b)   Shareholder Merger Consideration. At the Effective Time, each Option
          --------------------------------
          Share held by the Shareholder immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Shareholder, be converted into (i) 0.0001931572126 shares of Class A participating exchangeable common stock of the Surviving Corporation ("Class A Stock"), aggregating 100 shares of Class A Stock for all Option Shares, having the rights and preferences described in Exhibit 5.1(b)(i) hereto, and (ii)the right to receive, on the terms set forth below, (x)if and only if EBITDA (as herein defined) of the Surviving Corporation for the fiscal year ended December 31, 1997 is at least $20,000,000,$3.051882993; (y)if and only if EBITDA of the Surviving Corporation for the fiscal year ended December 31, 1998 is at least equal to the greater of $24,000,000 or 120% of the EBITDA of the Surviving Corporation for the fiscal year ended December 31, 1997, $3.051882993and (z) if and only if the Shareholder was not entitled to receive the payment described in subsection (b)(ii)(x) above and the aggregate EBITDA of the Surviving Corporation for the two fiscal years ended December 31, 1998 is at least $44,000,000, $3.051882993;
          provided, however, that in no event shall the Shareholder be entitled to receive more than $6.103765986 per Option Share pursuant to subsections (b)(ii) (x), (y) and (z) (collectively, the consideration described in subsections b(i) and b(ii) above is hereinafter referred to as the "Shareholder Merger Consideration"). All such Option Shares, by virtue of the Merger and without any action on the part of the Shareholder, shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and the Shareholder shall thereafter cease to have any rights with respect to such Option Shares, except the right to receive the Shareholder Merger Consideration (with interest as provided in Section 5.1(c) below) for such Option Shares upon the surrender of certificates representing any Option Shares in accordance with Section 5.2.

     c) Payment of Shareholder Merger Consideration. Amounts payable pursuant to subsection (b)(ii) will bear simple interest from the date hereof to the date of payment at the rate per annum equal to the rate per annum quoted or published by Harris Trust and Savings Bank as its prime rate, as the same varies from time to time. The rate of interest applicable to amounts payable pursuant to subsection (b)(ii) shall vary with each change in such prime rate.

                Payments under subsection (b)(ii), if any, together with any interest thereon shall be paid to the Shareholder within one hundred twenty-five (125) days of the end of the fiscal year for which it was earned, by certified check or bank draft payable to the Shareholder or by wire transfer of immediately available funds to an account designated in writing by the Shareholder; provided, however, if after the Effective Time, the Shareholder's employment is terminated pursuant to subsections 2.2(b), (c) or (d) of the employment agreement made of even date herewith among the Shareholder, the Company and Parent or upon the Shareholder's death, then the Surviving Corporation, notwithstanding the conditions set forth in Section 5.1(b), shall promptly pay to the Shareholder the Shareholder Merger Consideration (other than the Class A Stock less any amounts previously paid pursuant to subsection (b)(ii), but including interest as described above to the date of payment) by certified check or bank draft payable to the Shareholder or by wire transfer of immediately available funds to an account designated in writing by the Shareholder; and provided, further, that in the event of a dispute between the Shareholder and the Company with respect to the calculation of EBITDA of the Surviving Corporation, pending the final outcome of any appeal pursuant to the procedures described in the last paragraph of this Section 5.1(c), the disputed amount of the payment shall not be made to the Shareholder; provided, further, however, that interest will continue to accrue with respect to such disputed amounts during such appeal period and shall be payable if and when and to the extent it is determined that the Shareholder is entitled to such disputed amounts.

               For the purposes of this subsection (b)(ii), EBITDA and certain other terms relevant thereto are defined in Exhibit 5.1(c) hereto.

               EBITDA of the Surviving Corporation shall be calculated from the audited financial statements of the Surviving Corporation for the relevant fiscal year.

               If there is a dispute between the Shareholder and the Company with respect to the calculation of EBITDA of the Surviving Corporation, the audit committee of Parent shall, subject only to a right of appeal from the decision of the audit committee, within ten
          (10) business days of such decision, to the Chairman of Parent, who shall consider such appeal in good faith and whose decision shall be final, binding and unappealable, make a determination of all such disputed matters. The Shareholder and the Company shall have the right to make representations to the audit committee of Parent in respect of a dispute with respect to the calculation of EBITDA of the Surviving Corporation. The Shareholder shall have twenty (20) business days from the date of notice to the Shareholder of the Company's calculation of EBITDA of the Surviving Corporation to dispute such calculation by referring such dispute to the audit committee, and if the Shareholder does not dispute such calculation and refer such dispute to the audit committee within such period, he shall have no right to do so thereafter.

     d)   Cancellation of Shares.  At the Effective Time, each Share issued and
          ----------------------
          outstanding immediately prior to the Effective Time and owned by Purchaser or any of the Purchaser Companies, and each Share issued and held in the Company's treasury immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares.

     e)   Purchaser Shares.  At the Effective Time, each share of capital stock
          ----------------
          of Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Purchaser or the holders of such shares, be converted into one (1) share of capital stock of the Surviving Corporation with rights, obligations and preferences identical to the rights, obligations and preferences of such capital stock of Purchaser immediately prior to the Effective Time.

5.2  Payment for Shares
     ------------------

     a)   Paying Agent.  Prior to the Effective Time, Purchaser shall appoint
          ------------
          First Chicago Trust Company of New York or a commercial bank of national reputation chosen by Purchaser and reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration, and Parent shall deposit or shall cause to be deposited with the Paying Agent in a separate fund established for the benefit of the holders of Shares, for payment in accordance with this Article V, through the Paying Agent (the "Payment Fund"), immediately available funds in amounts necessary to make the payments pursuant to Section 5.1(a) and this Section 5.2. The Paying Agent shall, pursuant to irrevocable instructions, pay the Merger Consideration out of the Payment Fund.

               The Paying Agent shall invest portions of the Payment Fund as Parent directs in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest investment grade rating from both Moody's Investors Services, Inc. and Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $500,000,000 (collectively, "Permitted Investments"); provided, however, that the maturities of Permitted
                         --------  -------
          Investments shall be such as to permit the Paying Agent to make prompt payment to former holders of the Shares entitled thereto as contemplated by this Section. Parent shall cause the Payment Fund to be promptly replenished to the extent of any losses incurred as a result of Permitted Investments. All earnings on Permitted Investments shall be paid to Parent. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of Shares shall be entitled under this Section 5.2, Parent shall in any event be liable for payment thereof. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

     b)   Payment Procedures.  As soon as reasonably practicable after the
          ------------------
          Effective Time, Parent shall instruct the Paying Agent to mail to each holder of record (other than the Company or any subsidiary of the Company or Parent, Purchaser or any other subsidiary of Parent or the Shareholder) of a certificate or certificates which, immediately prior to the Effective Time, evidenced outstanding Shares (the "Certificates"), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as Parent reasonably may specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment therefor. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in respect thereof cash in an amount equal to the product of (x) the number of Shares represented by such Certificate and (y) the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. Absolutely no interest shall be paid or accrued on the Merger Consideration payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be promptly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or have established to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 5.2(b), each Certificate (other than Certificates representing the Shares owned by Parent, any subsidiary of Parent or the Shareholder or held in the treasury of the Company) shall represent for all purposes only the right to receive the Merger Consideration.

     c)   Termination of Payment Fund; Interest. Any portion of the Payment Fund
          -------------------------------------
          which remains undistributed to the holders of the Shares for one hundred fifty (150) days after the Effective Time shall be delivered to Parent, upon demand, and any holders of Shares who have not therefore complied with this Article V and the instructions set forth in the letter of transmittal mailed to such holder after the Effective Time shall thereafter look only to Parent for payment of the Merger

          Consideration to which they are entitled. All interest accrued in respect of the Payment Fund shall inure to the benefit of and be paid to Parent.

     d)   No Liability.  Neither Parent nor the Surviving Corporation shall be
          ------------
          liable to any holder of Shares for any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     e)   Withholding Rights.  The Surviving Corporation shall be entitled to
          ------------------
          deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation.


5.3  Dissenting Shares.  Notwithstanding any other provisions of this Agreement
     -----------------
to the contrary, Shares that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such Shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 5.2 of the Certificate or Certificates that, immediately prior to the Effective Time, evidenced such Shares.


5.4  Transfer of Shares After the Effective Time.  No transfers of Shares shall
     -------------------------------------------
be made on the stock transfer books of the Surviving Corporation at or after the Effective Time.

5.5  Warrants Outstanding. At and after the Effective Time, each of the
     --------------------
outstanding and unexercised warrants to purchase 150,000 Shares in the aggregate issued in connection with the Company's initial public offering (the "Warrants") shall continue to be outstanding and, upon payment of the exercise price then in effect, the holder of such Warrant shall be entitled to receive upon exercise of such Warrant the amount of cash (without interest) which the holder of such Warrant would have been entitled to receive upon exercise had such Warrants been exercised immediately prior to the Effective Time.

5.6  Stock Options.  At the Effective Time and subject to Section 7.6(a)(ii)
     -------------
herein, each holder of a then outstanding Stock Option (as defined below), whether or not then exercisable, shall, in settlement thereof, receive for each Share subject to such Stock Option an amount (subject to any applicable withholding tax) in cash equal to the difference between the Merger Consideration and the per Share exercise price of such Stock Option to the extent such difference is a positive number (such amount being hereinafter referred to as the "Option Consideration"); provided, however, that with respect to any person subject to Section 16(a) of the Exchange Act, any such amount shall be paid as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act. Upon receipt of the Option Consideration, the Stock Option shall be canceled. The surrender of a Stock Option to the Company in exchange for the Option Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Stock Option. Except as otherwise agreed to by the parties, the Company shall take all action necessary to ensure that following the Effective Time no participant in any stock option plan or other plans, programs or arrangements shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any subsidiary thereof and to terminate all such plans.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

6.1  Representations and Warranties of the Company.  The Company hereby
     ---------------------------------------------
represents and warrants to Purchaser and Parent that, except as set forth on a disclosure schedule previously delivered to Parent (the "Disclosure Schedule"):

     a)   Corporate Organization and Qualification.  Each of the Company and its
          ----------------------------------------
          subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and each has all requisite power and authority to own, lease and operate its properties and carry on its business as now being conducted. When a reference is made in this Agreement to subsidiaries of the Company, the word "Subsidiaries" means any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding voting securities are directly or indirectly owned, as of the date hereof, by the Company. Each of the Company and its subsidiaries is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to be so organized, existing or in good standing or to have such power or authority would not have a material adverse effect on the financial condition, properties, business, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"). The Company has made available to Purchaser a complete and correct copy of the Company's and each of its subsidiaries Certificate of Incorporation and By-Laws, each as amended to date. The Company's and each of its subsidiaries Certificate of Incorporation and By-Laws so delivered are in full force and effect. Except as set forth in Schedule 6.1(a) of the Disclosure Schedule, the only direct or indirect subsidiaries of the Company are those set forth in Exhibit 21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 10-K").

     b)   Authorized Capital.  The authorized capital stock of the Company as of
          ------------------
          the date hereof consists of (i) 30,000,000 Shares, of which 5,264,874 Shares were outstanding and 96,000 Shares were held in its treasury on the date hereof, and (ii) 10,000,000 shares of preferred stock, U.S. $0.001 par value, no shares of which had been issued or were outstanding as of the date hereof. As of the date hereof, there were 802,000 Shares subject to outstanding stock options (each a "Stock Option") and 150,000 Shares subject to issuance upon the exercise of the Warrants. As of the date hereof, the weighted average exercise price of such outstanding Stock Options was U.S. $11.55 per share.
          Set forth on Schedule 6.1(b)(1) of the Disclosure Schedule is the following information with respect to the Company's Stock Options by date of grant: (i) the aggregate number of Stock Options granted,
          (ii) the exercise price of such Stock Options and (iii) the number of Stock Options that are currently exercisable. All the outstanding Shares are, and all Shares which may be issued pursuant to outstanding Stock Options or upon exercise of Warrants will be, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereto. Except as set forth on Schedule 6.1(b)(2), each of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries is duly authorized, validly issued, fully paid and non-assessable and owned, either directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims, encumbrances, limitations or restrictions (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) (collectively, "Liens"). Except as set forth above, there are no shares of capital stock of the Company authorized, issued or outstanding. Except as set forth above or as contemplated hereby, and except for the Warrants and the Tender Agreement, there are no pre-emptive rights nor any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character to which the Company is bound and relating to the issued or unissued capital stock or other securities of the Company or any of its subsidiaries. Neither the Company nor any subsidiary is a party to a joint venture, partnership or similar agreement. Except as set forth on Schedule 6.1(b)(3) of the Disclosure Schedule, the Company has no direct or indirect interest in any corporation, partnership, limited liability company or any other entity that is not a subsidiary.

     c) Corporate Authority. Subject only to approval of this Agreement by the holders of a majority of the outstanding Shares (if required), the Company has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by Parent and Purchaser, is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, enforcement of creditors' rights generally and by general principals of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. The Board of Directors of the Company has irrevocably granted the
          Section 203 Approval.

     d)  Governmental Filings; No Violations.
         ------------------------------------

          (i) Other than the filings provided for in Sections 1.1 and 2.2 and other than as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the Exchange Act (the "Regulatory Filings"), no notices, reports or other filings are required to be made by the Company with, nor are consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authorities of the United States, the several States or any other jurisdiction in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, except for such filings, notices, reports, consents, registrations, approvals, permits or authorizations that the failure to make or obtain would not have a Material Adverse Effect or that would not prevent or materially delay transactions contemplated by this Agreement.

          (ii) Except as set forth on Schedule 6.1(d) of the Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not, constitute or result in (x) a breach or violation of, or a default under, the Certificate of Incorporation or By-Laws or comparable governing instruments of the Company or the comparable governing instruments of its subsidiaries or (y) a breach or violation of, or a default under, the acceleration of indebtedness or the creation of a Lien on assets (with or without the giving of notice or the lapse of time) pursuant to any provision of any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation (any of the foregoing being hereinafter referred to as a "Contract") of the Company or its subsidiaries or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which the Company or any of its subsidiaries is subject, except, in the case of clause (y) above, for such breaches, violations, defaults, accelerations or Liens that, alone or in the aggregate, will not have a Material Adverse Effect or that would not prevent or materially delay the transactions contemplated by this Agreement.

     e)   Company Reports; Financial Statements.  The Company has filed all
          -------------------------------------
          reports, forms and documents with the SEC required to be filed by it under the Exchange Act since January 1, 1995 (all such reports filed as of the date hereof, collectively, the "Company Reports"), and has made available to Purchaser a true and complete copy of each such Company Report. As of their respective dates, the Company Reports (including, without limitation, any financial statements or schedules included in or incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the historical consolidated balance sheets included in or incorporated by reference into the 1996 10-K or the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its subsidiaries as of its date and each of the historical consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein or as may be permitted under Form 10-Q of the Exchange Act. Except as set forth on
          Schedule 6.1(e) of the Disclosure Schedule or in the Company Reports, the Company and its subsidiaries do not have any liabilities of any nature required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its subsidiaries other than liabilities incurred after March 31, 1997 in the ordinary course of business.

     f)  Taxes.
         ------

          (i) The Company and its subsidiaries have duly filed all federal, state, local and other Tax Returns (as defined below) required to be filed by them, except for Tax Returns which, individually and in the aggregate, the failure to file at the time required to be filed will not have a Material Adverse Effect, and have duly paid or made adequate provision for the payment of all Taxes (as defined below) shown to be due thereon. All such Tax Returns are, in all material respects, true, correct and, to the Company's knowledge, complete. The Internal Revenue Service has never audited the federal income tax returns of the Company or its subsidiaries. All assertions of deficiencies or assessments of Taxes due and payable by the Company or any subsidiary have been paid or provided for or are reflected on Schedule 6.1(f) of the Disclosure Schedule and are being contested in good faith by appropriate proceedings except for deficiencies or assertions the non-payment of which would not have a Material Adverse Effect. To the Company's knowledge, no issue has been raised by the Internal Revenue Service in any such examination which by application of the same or similar principles, resulted in material assessments or deficiencies for the period so examined or could reasonably be expected to result in a material proposed deficiency for any period not so examined. Except as set forth in Schedule 6.1(f) of the Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal income tax return for any period. The liabilities and reserves for Taxes reflected in the Company's balance sheet as of December 31, 1996 and March 31, 1997 contained in the Company Reports and reflected in the books and records of the Company were adequate as of such date and to the Company's knowledge, there are no material liens for Taxes upon any property or assets of the Company or any subsidiary except liens for Taxes not yet due or the validity of which is being contested in good faith by appropriate proceedings. All material Taxes that the Company or any subsidiary is required by law to withhold or collect have been duly withheld or collected and, to the extent required by law, have been paid to the appropriate governmental authorities or properly deposited. Neither the Company nor any subsidiary has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of
                Section 341(f)(2) of the Code.

          (ii) As used herein, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, liabilities, additional amounts, penalties and additions to tax.

          (iii) The term "Tax Return" shall mean any report, return, information return or other document (including related or supporting information) filed or required to be filed by the Company or any of its subsidiaries with any governmental authority or other authority in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on the Company) or the administration of any law, regulation or administrative requirements relating to any Tax.

     g)   Absence of Certain Changes. Except as disclosed in the Company Reports
          --------------------------
          or in the Disclosure Schedule, (x) since March 31, 1997, the Company and its subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and have conducted their business as provided in Section 7.1(a) and have not taken any of the actions set forth in Section 7.1 and (y) since March 31, 1997, there has not been any material adverse change in the financial condition, properties, business, results of operations or prospects of the Company and its subsidiaries taken as a whole.

     h)   Litigation.  Except as disclosed in the Company Reports or Schedule
          ----------
          6.1(h) of the Disclosure Schedule, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect.

     i)   Brokers and Finders.  Neither the Company nor any of its officers,
          -------------------
          directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein, except that the Company has employed F.M. Roberts & Company, Inc. ("FMR") and CWC, the payment arrangements of which have been disclosed in Schedule 6.1(i) of the Disclosure Schedule, and true and complete copies of which have been furnished to Purchaser.

     j)   Offer Documents; Proxy Statements; Other Information.  None of the
          ----------------------------------------------------
          information furnished by the Company relating to the Company and its subsidiaries included in the Offer Documents, the Schedule 14D-9, the Proxy Statement or any other schedules or documents (or in any amendment or supplement to any of the foregoing) required to be filed with the SEC in connection with the Offer or the Special Meeting, will, at the respective times the Offer Documents, Schedule 14D-9, the Proxy Statement or any other such schedules or documents, or any amendments or supplements thereto are first filed with the SEC or first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     k)   Compliance with Law.  The operations of the Company and its
          -------------------
          subsidiaries have been conducted in accordance with all applicable laws, regulations or other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the Company and its subsidiaries, including, without limitation, all such laws, regulations and requirements relating to antitrust, consumer protection, environmental, currency exchange, equal opportunity, food and drugs, health, occupational, safety, pension, securities and trading-with-the-enemy matters, except where the failure to so conduct or comply would not have a Material Adverse Effect. In connection with the operation of the Company's business, there has been no Release of any Hazardous Substance, as those terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq.
                                                                   -- ---
          ("CERCLA"), at, in, or from any of the Company's or any of its subsidiaries' current or former facilities or real property, or, to the Company's best knowledge, at any other location at which the Company or any of its subsidiaries has arranged for the disposal or has disposed of any Hazardous Substance, nor is there any condition existing at any of the Company's or any of its subsidiaries' current or former facilities or real property which might give rise to liability under CERCLA or any analogous state law, except where such Release of any Hazardous Substance or such condition would not have a Material Adverse Effect

6.2  Representations and Warranties of Parent and Purchaser.  Parent and
     ------------------------------------------------------
Purchaser jointly and severally represent and warrant to the Company that:

     a)   Corporate Organization.  Purchaser is a Delaware corporation duly
          ----------------------
          organized, validly existing and in good standing under the laws of Delaware. Parent is a Canadian corporation duly incorporated and validly subsisting under the laws of Canada. Parent and Purchaser have made available to the Company complete and correct copies of Parent's, Purchaser's and all subsidiaries', which directly or indirectly own an interest in Purchaser, respective Certificates of Incorporation and By-Laws, each as amended to date. Parent's, Purchaser's and all such subsidiaries' respective Certificates of Incorporation and By-Laws so delivered are in full force and effect.

     b)   Corporate Authority.  Each of Parent and Purchaser has the requisite
          -------------------
          corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Purchaser and, assuming due authorization, execution and delivery by the Company, is a valid and binding agreement of each of them enforceable against each of them in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principals of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     c)  Governmental Filings; No Violations.
         ------------------------------------

          (i) Other than the Regulatory Filings, no notices, reports or other filings are required to be made by either Parent or Purchaser with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by either Parent or Purchaser from, any governmental or regulatory authorities of Canada or any province or other governmental subdivision thereof, the United States, the several States or any other jurisdictions (foreign or domestic) in connection with the execution and delivery of this Agreement by either Parent or Purchaser and the consummation by Parent and Purchaser of the transactions contemplated hereby, except that Parent must provide a notice of material change to the securities commissions of each of the Provinces of Canada (which Parent shall do forthwith following announcement of the Offer), provide notice to and obtain acceptance of notice from The Toronto Stock Exchange and the Montreal Exchange with respect to the stock options to be granted to the Shareholder and the issuance of Parent's Class B non-voting shares on the exercise of the exchange rights attached to the Class A Stock (which notice has been given to The Toronto Stock Exchange and will forthwith be given to the Montreal Exchange) and provide notice of issuance to the Ontario Securities Commission with respect to and forthwith following the issuance of any of the Parent's Class B non-voting shares, and except for such filings, notices, reports, consents, registrations, approvals, permits or authorizations that the failure to make or obtain would not have a Material Adverse Effect or that would not prevent or materially delay transactions contemplated by this Agreement.

          (ii) The execution and delivery of this Agreement by each of Parent and Purchaser do not, and the consummation by each of Parent and Purchaser of the transactions contemplated hereby will not, constitute or result in (x) a breach or violation of, or a default under, the respective Certificate of Incorporation or By-Laws or comparable governing instruments of Parent and Purchaser or (y) a breach or violation of, or a default under, the acceleration of indebtedness or the creation of a Lien on assets (with or without the giving of notice or the lapse of time) pursuant to any provision of any Contract of either Parent or Purchaser or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which Parent or Purchaser is subject, except, in the case of clause (y) above, for such breaches, violations, defaults, accelerations or Liens that, alone or in the aggregate, would not prevent or materially delay the transactions contemplated by this Agreement.

     d)   Schedule 14D-1; Offer Documents. The Schedule 14D-1 and all amendments
          -------------------------------
          thereof, the Offer Documents and the Offer will comply in all material respects with the provisions of the Exchange Act, except that no representation is made by Parent and Purchaser with respect to information supplied in writing by the Company specifically for inclusion in the Schedule 14D-1 (and all amendments thereof) and the Offer Documents. The Schedule 14D-1 (and all amendments thereof) and the Offer Documents, at the respective times the Schedule 14D-1 and such amendments are first filed with the SEC, and at the respective times the Offer Documents are first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Purchaser with respect to information supplied in writing by the Company specifically for inclusion in the Schedule 14D-1 (and all amendments thereof) and the Offer Documents.

     e)   Brokers and Finders.  Neither Parent, Purchaser nor any of their
          -------------------
          officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein, except that Purchaser has employed Salomon Brothers Inc and The Beacon Group Capital Services LLC as its financial advisors.

     f)   Funds.   Purchaser has commitments and available cash
          -----
          sufficient to consummate the transactions contemplated by this Agreement and the Tender Agreement and to pay related fees and expenses, and such financing commitments are in full force and effect, a copy of which was previously delivered to the Company and as delivered is true and correct.


                                  ARTICLE VII

                                   COVENANTS

7.1  Interim Operations of the Company.  The Company covenants and agrees that,
     ---------------------------------
except as set forth on the Disclosure Schedule, prior to the Effective Time (unless Purchaser shall otherwise agree in writing and except as otherwise contemplated by this Agreement):

     a) the business of the Company and its subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each of the Company and its subsidiaries shall use its reasonable best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, licensees, employees and other business associates;

     b) the Company shall not (i) sell or pledge or agree to sell or pledge any stock owned by it or any of its subsidiaries; (ii) amend its Certificate of Incorporation or By-Laws; (iii) split, combine or reclassify outstanding Shares; (iv) declare, set aside or pay any dividend payable in cash, stock or property with respect to the Shares; or (v) adopt a plan of liquidation;

     c) neither the Company nor any of its subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its subsidiaries other than, in the case of the Company, Shares issuable pursuant to (A) Stock Options outstanding on the date hereof or (B) exercise of the Warrants; (ii) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any material assets other than in the ordinary and usual course of business; or (iii) acquire directly or indirectly by redemption or otherwise any shares of the capital stock of the Company or Warrants;

     d)  (i)   unless otherwise ordered by any governmental or regulatory authorities of Canada or any province or other governmental subdivision thereof, the United States, the several states, or any other jurisdiction (foreign or domestic) of competent authority, provided that, in the case of any such order, Company shall consult with Parent and Purchaser regarding the appeal of or compliance with such order, neither the Company nor any of its subsidiaries shall establish, adopt, enter into, make any new grants or awards under or amend, any collective bargaining agreement, and, except in the ordinary and usual course of business and consistent with past practice, any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust fund, policy or arrangement for the benefit of any directors, officers or employees (except as specifically described in Section 7.6 or Schedule 7.1(d) hereto) and (ii) neither the Company nor any of its subsidiaries shall (A) grant any increase in the compensation payable or to become payable by the Company or any of its subsidiaries to any of its directors, executive officers or key employees or (B) subject to Section 7.6, enter into or amend any employment agreement with or, except in accordance with existing written policy of the Company, grant any severance or termination pay to, any officer, director or employee of the Company or any of its subsidiaries;

     e) neither the Company nor any of its subsidiaries shall settle or compromise any material claims or litigation or, except in the ordinary and usual course of business, modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

     f) except as set forth on Schedule 7.1(f), neither the Company nor any of its subsidiaries shall incur any indebtedness for money borrowed or issue or sell any debt securities, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual or entity, or make any loans or advances, other than in the ordinary and usual course of business, provided that the aggregate value of such indebtedness, debt securities or other obligations, contingent or otherwise, shall not exceed $750,000;

     g) neither the Company nor any of its subsidiaries shall acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof (other than an entity which is already a wholly-owned subsidiary of the Company) or make any investment either by purchase of stock or securities, contributions to capital (other than to wholly-owned subsidiaries of the Company), material property transfer or purchase of any material property or assets, in any other individual or entity (other than an entity which is already a wholly-owned subsidiary of the Company);

     h) neither the Company nor any of its subsidiaries shall, except in the ordinary course consistent with past practice, make any tax elections or settle or compromise any income tax liability or, except as required by law or applicable accounting standards, change any accounting policies or procedures;

     i) neither the Company nor any of its subsidiaries shall make any payment, direct or indirect, of any material liability of the Company before the same comes due in accordance with its terms;

     j) neither the Company nor any of its subsidiaries shall, in the event any existing insurance coverage shall be terminated or lapse, to the extent available at reasonable cost, fail to procure substantially similar substitute insurance policies with financially sound and reputable insurance companies in at least such amounts and against such risks as are currently covered by such policies;

     k) except as set forth on Schedule 7.1(k), neither the Company nor any of its subsidiaries shall incur any capital expenditures other than in the ordinary course of business and consistent with past practice and not in an amount in excess of $500,000;

     l) neither the Company nor any of its subsidiaries shall take or commit to take any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the termination or expiration of the Offer, unless such inaccuracy results from any action or inaction permitted or required by this Agreement or the Tender Agreement; and

     m) neither the Company nor any of its subsidiaries will agree in writing or otherwise to do any of the foregoing.

7.2  Acquisition Proposals.  Neither the Company nor any of its subsidiaries nor
     ---------------------
any of the respective officers and directors of the Company and its subsidiaries shall, and the Company will cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its subsidiaries) not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, consolidation, recapitalization or similar transaction involving, or any purchase of all or any significant portion of the assets of, or any equity interest in, the Company or any of its subsidiaries (an "Acquisition Proposal") or, except to the extent required, following the receipt of advice of counsel, under applicable law for the discharge by the Board of Directors of its fiduciary duties, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to any Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any of the foregoing. The Company will notify Purchaser immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company and will promptly request each person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company to return or destroy all confidential information heretofore furnished to such person by or on behalf of the Company.

7.3  Filings; Other Action.  Subject to the terms and conditions herein
     ---------------------
provided, the Company, Parent and Purchaser shall (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act and other Regulatory Filings with respect to the Offer and the Merger; and (b) use their reasonable best efforts to promptly take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations or otherwise to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

7.4  Access.  Access by Purchaser to the Company's properties, books, Contracts
     ------
and records shall be governed by the terms of the Confidentiality Agreement dated March 5, 1997 between Parent and the Company, as amended (the "Confidentiality Agreement").

7.5  Publicity.  The initial press release with respect to the transactions
     ---------
contemplated hereby shall be a joint press release. Thereafter the Company, Parent and Purchaser shall consult with one another to the extent possible in issuing any press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

7.6  Stock Options, Other.
     --------------------

     a)  Stock Options.
         -------------

          (i) Except as may be agreed upon with the holders of Stock Options and subject to Section 7.6(a)(ii), prior to the Effective Time, the Company shall take such actions as may be necessary such that at the Effective Time each Stock Option under the Company's 1993 Incentive and Nonstatutory Stock Option Plan, as amended (the "Stock Options"), which was outstanding on the expiration date of the Offer and not subsequently exercised whether or not then exercisable, shall be canceled and only entitle the holder thereof, upon surrender thereof (to the extent then outstanding), to receive from the Company prior to the Effective Time (or such later time as may be provided in agreements entered into prior to the date hereof) an amount in cash equal to the difference between the Merger Consideration and the exercise price per Share of such Stock Option multiplied by the number of Shares previously subject to such Stock Option.

          (ii) The Company shall take such actions as may be necessary such that at the Effective Time, the 545,000 Stock Options granted to the Shareholder shall be canceled and entitle the Shareholder to (A) options to acquire 545,000 shares of Parent's Class B non-voting stock at an exercise price (expressed in Canadian currency) equal to the simple average of the daily high and low board lot trading prices for Parent's Class B non-voting stock on the Toronto Stock Exchange for the 10 trading days commenced June 10, 1997 and ending June 23, 1997 (the "10 Day Average") less Cdn $10.35 per share and (B) receive from Parent or Purchaser in immediately available funds US $5,491,997; provided that if the 10 Day Average is less than Cdn $10.35, then the Shareholder shall immediately receive from Parent or Purchaser an amount in immediately available funds equal to the product of (A) the difference of Cdn $10.35 and the 10 Day Average and (B) 545,000. Such stock options shall be substantially in the form of Exhibit 7.6(a).

     b)   Employment Agreements.  Parent agrees that, on or prior to the
          ---------------------
          termination of the Offer it will enter into employment agreements with each of the employees listed on Schedule I hereto (the "Employment Agreement") providing for: (i) the employment of each such employee by the Company and the Surviving Corporation for a three year term with positions and duties and compensation and benefits at least as favorable, and with termination provisions no more favorable, to such employee as such employee is currently receiving from the Company as of the date hereof; and (ii) the grant of stock options under and in conformity with the Parent's Employee Stock Option Plan, in the amount and for exercise price set forth in Schedule I; provided that Parent shall not be in breach of this covenant with respect to any such employee, if such employee will not execute his Employment Agreement.

     c)   Advisory fees.  Parent shall cause the Surviving Corporation to honor
          -------------
          the arrangements with CWC and FMR referred to in section 6.1(i) hereof and such other consulting and advisory fees as have been or may be incurred in compliance with Section 6.1(i) in connection with the transactions contemplated hereby.

7.7  Indemnification; Directors' and Officers' Insurance.
     ----------------------------------------------------

     a) Parent and Purchaser agree that all rights to indemnification by the Company now existing in favor of each present and former director, officer or employee (and their respective heirs and assigns) of the Company or any of its subsidiaries (the "Indemnified Parties") as provided in its Certificate of Incorporation or By-Laws or pursuant to other agreements in effect on the date hereof shall survive the Merger and shall continue in full force and effect for a period of at least six (6) years from the Effective Time.

     b) To the extent paragraph (a) shall not serve to indemnify and hold harmless an Indemnified Party, after the purchase of the Shares pursuant to the Offer, Parent and Purchaser shall cause the Company to, and after the Effective Time, Parent and the Surviving Corporation shall, subject to the terms set forth herein, indemnify and hold harmless, to the fullest extent permitted under applicable law, the Indemnified Parties against any costs or expenses (including reasonable Attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to such individuals services prior to the Effective Time, as directors, officers, employees or agents of the Company or any of its subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees of the Company (including, without limitation, the transactions contemplated by this Agreement or the Tender Agreement) for a period of six (6) years after the Effective Time, provided that, in the event any claim or claims are asserted or made within such six (6) year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. Any Indemnified Party wishing to claim indemnification under this paragraph (b), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent or the Surviving Corporation thereof, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any liability either may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent and the Surviving Corporation shall have the right to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, Parent and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent and the Surviving Corporation elect not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them and Parent and the Surviving Corporation, and Parent and the Surviving Corporation shall pay all reasonable fees and expenses of one (1) such counsel for the Indemnified Parties promptly as statements therefor are received, (ii) Parent and the Surviving Corporation will use all reasonable best efforts to assist in the vigorous defense of any such matter, (iii) the Indemnified Parties will cooperate in the defense of any such matter and (iv) Parent and the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld.

     c) The Surviving Corporation shall be required to maintain the Company's existing officers' and directors' liability insurance or cause the Surviving Corporation to receive similar coverage to the Company's existing officers' and directors' liability insurance pursuant to Parent's officers' and directors' liability insurance ("D&O

          Insurance") for a period of three (3) years after the Effective Time; provided, however, if the existing D&O Insurance expires, is
          --------  -------
          terminated or canceled during such three (3) year period, the Surviving Corporation will use commercially reasonable efforts to obtain D&O Insurance with comparable coverage; provided, further, that in no event shall the Surviving Corporation be required to maintain the D&O Insurance with comparable coverage if the cost of such D&O Insurance is more than one hundred twenty-five percent (125%) of the cost of such D&O Insurance in the prior year, but in such case, the Surviving Corporation shall purchase as much coverage as possible for such amount.


7.8  Other Actions by the Company.  If any "fair price," "moratorium," "control
     ----------------------------
share acquisition" or other form of anti-takeover statute, regulation or charter provision is or shall become applicable to the transactions contemplated hereby (including, without limitation, Section 203 of the DGCL), the Company and the members of the Board of Directors of the Company shall use their reasonable best efforts (subject to applicable fiduciary duties) to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute, regulation or charter provision on the transactions contemplated hereby, unless the Company's Board of Directors determines, following the receipt of advice of counsel, that it is required by fiduciary obligations under applicable law to amend, modify or withdraw its recommendation to the holders of the Shares to accept the Offer and to approve the Merger.

7.9  Additional Agreements.  Subject to the terms and conditions herein provided
     ---------------------
and to the Confidentiality Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Offer and this Agreement and to cooperate with each other in connection with the foregoing, including using all reasonable efforts (A) to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts, (B) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations, (C) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (D) to effect all necessary registrations and filings, including, but not limited to, filings under the HSR Act and submissions of information required by governmental authorities, (E) to obtain the proceeds of the financing commitments referred to in Section 6.2(f) in accordance with the terms and conditions of such commitments, and (F) to fulfill all conditions to this Agreement.

7.10  Recapitalization.  It is intended by the parties hereto that the
      ----------------
conversion of the Option Shares into Class A Stock will qualify as a recapitalization under Section 368(a)(1)(E) of the Code. Each of the parties hereto agrees to use its reasonable best efforts to cause the conversion of the Option Shares into Class A Stock to so qualify and to report such conversion as a recapitalization under Section 368(a)(1)(E) of the Code on all future Tax Returns.

                                  ARTICLE VIII

                                   CONDITIONS

8.1  Conditions to Obligations of Parent and Purchaser.  The obligations of
     -------------------------------------------------
Parent and Purchaser to consummate the Merger are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by Purchaser to the extent permitted by applicable law:


     a)   Stockholder Approval.  If applicable, this Agreement shall have been
          --------------------
          duly approved by the holders of a majority of the Shares entitled to vote thereon, in accordance with applicable law and the Certificate of Incorporation and By-Laws of the Company;

     b)   Purchase of Shares.  Purchaser (or one of Purchaser Companies) shall
          ------------------
          have purchased Shares pursuant to the Offer; provided that this condition will be deemed satisfied if Purchaser (or any of Purchaser Companies) fails to purchase Shares tendered pursuant to the Offer in violation of the terms of this Agreement;

     c)   Governmental Consents.  The waiting period applicable to the
          ---------------------
          consummation of the Merger under the HSR Act shall have expired or been terminated and all filings required to be made by the Company prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained by the Company prior to the Effective Time from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be), other than those the failure to make or obtain of which would not render the Merger illegal; and

     d)   Litigation.  No Canadian or United States or state court or
          ----------
          governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement (collectively, an "Order").

8.2  Conditions to Obligations of the Company.  The obligations of the Company
     ----------------------------------------
to consummate the Merger are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

     a)   Stockholder Approval.  If applicable, this Agreement shall have been
          --------------------
          duly approved by the holders of a majority of the Shares entitled to vote thereon, in accordance with applicable law and the Certificate of Incorporation and By-Laws of the Company;

     b)   Purchase of Shares.  Purchaser (or one of Purchaser Companies) shall
          ------------------
          have purchased Shares pursuant to the Offer;

     c)   Governmental Consents.  The waiting period applicable to the
          ---------------------
          consummation of the Merger under the HSR Act shall have expired or been terminated and all filings required to be made by Parent and Purchaser and their respective Affiliates prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained by Parent and Purchaser and their respective Affiliates prior to the Effective Time from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be), other than those the failure to make or obtain of which would not render the Merger illegal; and

     d)  Litigation.  There shall be in effect no Order.
         ----------


                                   ARTICLE IX

                                  TERMINATION

9.1  Termination by Mutual Consent.  This Agreement may be terminated and the
     -----------------------------
Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares, by the mutual consent of Purchaser and the Company, by action of their respective Boards of Directors.

9.2  Termination by either Purchaser or the Company.  This Agreement may be
     ----------------------------------------------
terminated and the Merger may be abandoned by action of the Board of Directors of either Purchaser or the Company if, without the fault of the terminating party, the Merger has not been consummated prior to March 31, 1998 or if, after the Offer is consummated, a stockholder meeting is held to consider the Merger and the Merger is not approved by holders of at least a majority of the Shares, or if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within ten (10) days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable.

9.3  Termination by Purchaser.  This Agreement may be terminated and the Merger
     ------------------------
may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares, by action of the Board of Directors of Purchaser, if the Offer shall have been terminated because of the failure of any of the conditions set forth in Annex A.

9.4  Termination by the Company.  This Agreement may be terminated and the
     --------------------------
Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares, by action of the Board of Directors of the Company, if (i) Purchaser shall have failed to commence the Offer within the time required in Section 1.1 or such Offer shall have expired without any Shares being purchased by Purchaser within the time required in Section 1.1 or (ii) the Board of Directors of the Company receives a written offer which was not solicited after the date hereof with respect to an Acquisition Proposal and the Board of Directors of the Company determines that such transaction is more favorable to the stockholders of the Company than the Offer, as may be amended, and the transactions contemplated hereby and that approval, acceptance or recommendation of such other proposal is required by fiduciary obligations of the Company's Board of Directors under applicable law; provided, however, that the Company shall not terminate this Agreement pursuant to this Section 9.4(ii) without providing Purchaser at least five (5) days notice.

9.5  Effect of Termination and Abandonment.  In the event of termination of this
     -------------------------------------
Agreement and abandonment of the Merger pursuant to this Article IX, no party hereto (or any of its directors, officers or stockholders) shall have any liability or further obligation to any other party to this Agreement, except as provided in Sections 9.6 and 10.2.

9.6  Termination Fees.  If, at any time following the entrance into this
     ----------------
Agreement, (i) any of the conditions set forth in paragraphs (e) or (g) of Annex A of this Agreement shall have occurred, (ii) the Company terminates this Agreement pursuant to Section 9.4(ii) hereof or (iii) Purchaser shall have terminated the Offer as a result of the Company's failure to comply, in any material respect, with any of its material covenants under this Agreement after notice to the Company and the expiration of five (5) days without such breach being cured, then the Company shall promptly, but in no event later than two (2) days after the first of such events occurs (the "Payment Date"), pay to Purchaser a fee of $7,200,000, provided that such fee shall not be paid if (x)
                               --------
either Parent or Purchaser shall have breached its material obligations under this Agreement, or if any of Parent's or PurchaserOs representations and warranties in this Agreement shall have been incorrect in any material respect when made, or shall have since ceased to be true and correct in any material respect or (y) Purchaser has not terminated the Offer.


                                   ARTICLE X

                           MISCELLANEOUS AND GENERAL

10.1  Payment of Expenses; Certain Fees.  Except as provided herein, whether or
      ---------------------------------
not the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Merger.

10.2  Survival.  The agreements of the Company, Parent and Purchaser contained
      --------
in Sections 5.1 and 5.2 (but only to the extent that such Sections expressly relate to actions to be taken after the Effective Time), 5.3, 5.4, 5.5, 5.6, 7.3, 7.6, 7.7, 7.10, 10.1, 10.2, 10.6, 10.7, 10.8, 10.9, 10.10, 10.12 and 10.13
shall survive the consummation of the Merger. The agreements of the

Company and Purchaser contained in Sections 9.5, 9.6, 10.1 and 10.2 shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

10.3  Modification or Amendment.  Subject to the applicable provisions of the
      -------------------------
DGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement only by written mutual agreement executed and delivered by duly authorized officers of the respective parties.

10.4  Waiver of Conditions.  The conditions to each party's obligations to
      --------------------
consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

10.5  Counterparts.  For the convenience of the parties hereto, this Agreement
      ------------
may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

10.6  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
      -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES THEREOF. ANY JUDICIAL PROCEEDING BROUGHT AGAINST ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTION CONTEMPLATED HEREBY, MAY BE BROUGHT IN THE COURTS OF THE STATE OF DELAWARE AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO (I) ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND ANY RELATED APPELLATE COURT, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUBJECT, IN EACH CASE, TO ALL RIGHTS TO APPEAL SUCH DECISIONS TO THE EXTENT AVAILABLE TO THE PARTIES AND
(II) IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON SUCH PARTY MAY BE MADE BY DELIVERY OR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT SUCH PARTY'S ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED ON THE DATE OF DELIVERY OR ON THE FIFTH BUSINESS DAY AFTER SUCH SERVICE IS DEPOSITED IN THE MAIL, AS THE CASE MAY BE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDINGS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

10.7  Notices.  Any notice, request, instruction or other document to be given
      -------
hereunder by either party to the other shall be in writing and delivered personally or sent by facsimile followed by a copy delivered personally or sent by registered or certified mail, postage prepaid, if to

Purchaser or Parent, addressed to Parent, 105 Gordon Baker Road, Willowdale, Ontario, CANADA M2H 3P8, Attention: Wayne M. E. McLeod, President and Chief Executive Officer, Facsimile: (416)756-8549 (with copies to Albert Gnat, Q.C. and Geofrey Myers, Lang Michener, BCE Place, Suite 2500, 181 Bay Street, Toronto, Ontario, CANADA M5J 2T7, Facsimile:(416) 365-1719 and to Brian Hoffmann, Esq., McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York 10020-1605, Facsimile: (212) 547-5444); and if to the Company, addressed to the Company at 2501 West Rosecrans Avenue, Los Angeles, California 90059-3510,
Attention: Shahrokh Sedaghat, Chairman and Chief Executive Officer (with a copy to Paul D. Tosetti, Latham & Watkins, 633 West Fifth Street, Los Angeles California 90071 Facsimile: (213) 891-8763), or to such other persons or addresses as may be designated in writing by the party to receive such notice.

10.8  Entire Agreement, etc.
      ----------------------

     a) This Agreement (including any exhibits or annexes hereto), together with the Confidentiality Agreement and the Tender Agreement, (i) constitutes the entire agreement, and supersedes all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof, and (ii) shall not be assignable by operation of law or otherwise; provided,
                                                                    --------
          however, that Purchaser may designate, by written notice to the
          -------
          Company, another Affiliate of Purchaser to be a Constituent Corporation in lieu of Purchaser (provided that Purchaser remains directly liable under this Agreement), in the event of which, all references herein to Purchaser shall be deemed references to such Affiliate except that all representations and warranties made herein with respect to Purchaser as of the date of this Agreement shall be deemed representations and warranties made with respect to such Affiliate as of the date of such designation.

     b) It is expressly agreed that all of the persons (and their successors and assigns) who are beneficiaries of Section 7.7 (whether as individuals or members of a class or group) shall be entitled to enforce such Sections against the Surviving Corporation and such Sections shall be binding on all successors and assigns of the Surviving Corporation.

10.9  Definition of "Affiliate".  When a reference is made in this Agreement to
      -------------------------
an affiliate of a party, the word "Affiliate" means any corporation or other organization, whether incorporated or unincorporated, controlling, controlled by or under common control with such party.

10.10  Specific Performance.  The parties hereto agree that irreparable damage
       --------------------
would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy at law or equity.

10.11  Captions.  The Article, Section and paragraph captions herein are for
       --------
convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the Provisions hereof.

10.12  Currency.  Unless otherwise stated, all dollar amounts herein are in U.S.
       --------
dollars.

10.13  Attorneys' Fees.  Should any party to this Agreement reasonably retain
       ---------------
counsel for the purpose of enforcing or preventing the breach of any provision of this Agreement, including, but not limited to, by instituting any action or proceeding to enforce any provision of this Agreement, for damages by reason of any alleged breach of any provision of this Agreement, for a declaration of such party's rights or obligations under this Agreement or for any other judicial remedy, then, if the matter is resolved by litigation, the prevailing party (whether at trial or on appeal) shall be entitled, in addition to such other relief as may be granted, to be reimbursed by the losing party for all costs and expenses incurred, including, but not limited to, reasonable attorneys' fees and costs for services rendered to the prevailing party. This Section shall not apply to expenses incurred in mediation.

                           [SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                              SEDA SPECIALTY PACKAGING CORP.


                              By /s/ SEDA SPECIALTY PACKAGING CORP.
                                 ----------------------------------


                              SEAWOLF ACQUISITION CORPORATION


                              By /s/ SEAWOLF ACQUISITION CORPORATION
                                 -----------------------------------


                              CCL INDUSTRIES INC.


                              By /s/ CCL INDUSTRIES INC.
                                 -----------------------------------

                                      S1

                                    ANNEX A
                                    -------


Conditions of the Offer.  Notwithstanding any other provision of the Offer,
-----------------------
Purchaser shall not be required to accept for payment or pay for, or may delay the acceptance for payment of or payment for, any tendered Shares, or may, in its sole discretion, terminate or amend the Offer as to any Shares not then paid for, if (i) at the expiration date of the Offer, any applicable waiting periods under the HSR Act shall not have expired or been terminated, (ii) at the expiration date of the Offer, Shares that when added to the Shares already held by Purchaser, representing less than a majority of the outstanding Shares on a fully diluted basis shall have been validly tendered and not withdrawn (the "Minimum Condition"), or (iii) on or after June 16, 1997, and at or before the time of acceptance of payment for any of such Shares any of the following events shall occur and be continuing, provided, however, that any such event shall not be required to be continuing if Purchaser shall have publicly announced its determination to waive such condition temporarily at the time of the occurrence of such event:

     a) there shall have occurred and be continuing (i) any general suspension of, or limitation on times or prices for, trading in securities on the NYSE or the NASDAQ, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, which war, armed hostilities or national calamity materially and adversely affects Purchaser's ability to pay for the Shares or has a material adverse effect on the value of the Company or its Shares or
          (iv)any limitation (whether or not mandatory) by any governmental authority on the extension of credit by banks or other lending institutions, which limitation materially and adversely affects Purchaser's ability to pay for the Shares;

     b) the Company shall have breached, or failed to comply with, in any material respect any of its obligations under the Agreement or any representation or warranty of the Company in the Agreement shall have been incorrect in any material respect, when made or shall have since ceased to be true and correct in any material respect, in each case, after being provided written notice of such breach, failure to comply or materially incorrect representation or warranty, and having failed to cure the same within five (5) days of receipt of such notice, except for any such breach or failure to comply with such obligations, or such failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Materal Adverse Effect" set forth therein) that would not have a Material Adverse Effect;

     c) there shall have been instituted or pending any action or proceeding by any government or governmental, regulatory or administrative authority or agency or tribunal of competent authority, or any other person, domestic or foreign or before any court or governmental, regulatory or administrative authority or agency or tribunal of competent authority, domestic or foreign, which would (i) make the purchase of, or payment for, some or all of the Shares pursuant to the Offer or the Merger illegal, (ii) prevent consummation of the Offer or the Merger or (iii) impose limitations on the ability of Purchaser effectively (A) to acquire, hold or operate the business of the Company and its subsidiaries taken as a whole or (B) to exercise full rights of ownership of the Shares acquired by it, including, but not limited to, the right to vote the Shares purchased by it on all matters properly presented to the stockholders of the Company, which, in either case, would have a Material Adverse Effect;

     d) there shall have been any federal or state statute, rule or regulation enacted or promulgated on or after the date of the Offer that would reasonably be expected to, directly or indirectly, result in any of the material adverse consequences referred to in clause (i), (ii) or
          (iii) of paragraph (c) above;

     e) any person, entity or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Shareholder, Shapour Sedaghat and their respective Affiliates) formed after the date hereof shall have become the beneficial owner of twenty percent (20%) or more of the Company's outstanding Shares;

     f) the Agreement shall have been terminated in accordance with its terms or Purchaser shall have reached an agreement or understanding in writing with the Company providing for termination or amendment of the Offer; or

     g) the Board of Directors of the Company shall have publicly (including by amendment of its Schedule 14D-9) withdrawn or adversely modified its recommendation of acceptance of the Offer other than as a result of PurchaserOs or Parent's material breach of the Merger Agreement, and shall have recommended to the stockholders another offer or shall have resolved to do so;

which, in the judgment of Purchaser, in any such case, and regardless of the circumstances (including any action or inaction by Purchaser) giving rise to any such conditions, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payment for the Shares.

The foregoing conditions are for the sole benefit of and may be asserted by Purchaser, or may be waived by Purchaser in whole or in part at any time and from time to time, in each case, in its sole judgment.

                                                                     EXHIBIT 3.1
                                                                  (to the Merger
                                                                      Agreement)

                          CERTIFICATE OF AMENDMENT OF
                      THE CERTIFICATE OF INCORPORATION OF
                        SEDA SPECIALTY PACKAGING CORP.


SEDA Specialty Packaging Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     1. That the Board of Directors of the Corporation, acting by written consent without a meeting in accordance with Section 141 of the General Corporation Law of the State of Delaware, approved resolutions recommending to the stockholders of the Corporation that the Certificate of Incorporation of the Corporation be amended in the following respects:

     A. Article FIFTH shall be deleted in its entirety and shall be amended to read as follows:

         "FIFTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is one thousand (1,000), par value $0.01 per share.

     Each share of Common Stock shall have the voting power of one (1) vote. In the event of dissolution of the Corporation, any funds remaining after payment of claims pursuant to Section 281 of the General Corporation Law of the State of Delaware shall be distributed ratably to each share to the extent of any such remaining funds.

     Of the shares of Common Stock, the Corporation shall have the authority to issue one hundred (100) shares of Class A Participating Exchangeable Common Stock, which shall have the following rights, privileges, restrictions and conditions:

     For the purposes of these share provisions:

5.1  "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means a day other than a Saturday, a Sunday or any other day when commercial banks are not open for the transaction of regular business in New York, New York.

     "CCL" means CCL Industries Inc., a corporation incorporated and existing under the laws of Canada.

     "CCL Class B Shares" means Class B non-voting shares of CCL.

     "CCL Dividend Declaration Date" means the date on which the board of directors of CCL declares any dividend on the CCL Class B Shares.

     "Change of Control" shall mean and shall have occurred if, and only if, (a) a person, or persons acting jointly and in concert pursuant to an agreement among them (other than one or more members of Gordon S. Lang's family), beneficially owns more than fifty percent (50%) of the voting shares of CCL and, as a result, holds the right to elect a majority of the members of the Board of Directors of CCL; (b) any merger or consolidation of the Corporation with, or sale of all or substantially all of the Corporation's assets or business to, another person (other than CCL or an affiliate of CCL) or any similar transaction or combination of the foregoing which would have substantially the same effect as the foregoing; or (c) there is a sale of ownership of fifty percent (50%) or more of the voting securities of the Corporation to another person, other than to CCL or an affiliate thereof.

     "Common Shares" mean the common shares of the Corporation.

     "Current Market Price" means, in respect of a CCL Class B Share, on any date as of which the Current Market Price is to be determined, the simple average of the closing prices of a CCL Class B Share on The Toronto Stock Exchange on the twenty (20) trading days immediately preceding such date and if there is no closing price on any trading day, the average of the bid and ask prices on such day, or, if the CCL Class B Shares are not then listed on The Toronto Stock Exchange, on such other stock exchange or automated quotation system on which CCL Class B Shares are then listed or quoted, as the case may be, and, if CCL Class B Shares are listed or quoted on more than one such exchange or automated quotation system, on such exchange or automated quotation system as may be selected by the Board of Directors for such purpose.

     "DGCL" means the General Corporation Law of the State of Delaware.

     "Employment Agreement" means the employment agreement made as of the 16th day of June, 1997 among Shahrokh Sedaghat ("Mr. Sedaghat"), CCL and the Corporation.

     "Fair Market Value" means the value obtainable upon a sale in an arm's length transaction to a third party under usual and normal circumstances, with neither the buyer nor the seller under any compulsion to act, with equity to both, as determined by the Board of Directors, provided, however, that if the holders of a majority of the outstanding Participating Exchangeable Shares shall dispute the Fair Market Value as determined by the Board of Directors, such holders may undertake to have such holders and the Corporation retain an Independent Expert. The determination of Fair Market Value by the Independent Expert shall be final, binding and conclusive on the Corporation and the holders of Participating Exchangeable Shares. All costs and expenses of the Independent Expert shall be borne by the holders of the Participating Exchangeable Shares unless the determination of Fair Market Value by the Independent Expert is more than 5% more favourable to the holders of the Participating Exchangeable Shares, in which event the cost of the Independent Expert shall be borne solely by the Corporation.

     "Independent Expert" means an investment banking firm reasonably agreeable to the holders of the majority of outstanding Participating Exchangeable Shares and to the Board of Directors.

     "Liquidation Amount" has the meaning ascribed thereto in Section 5.5.1 of these share provisions.

     "Liquidation Date" has the meaning ascribed thereto in Section 5.5.1 of these share provisions.

     "Liquidation Event" has the meaning ascribed thereto in Section 5.5.1 of these provisions.

     "Participating Exchangeable Shares" means the Shares of Class A Participating Exchangeable Common Stock of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

     "Retracted Shares" has the meaning ascribed thereto in subsection 5.6.1(A) of these share provisions.

     "Retraction Date" has the meaning ascribed thereto in subsection 5.6.1(B) of these share provisions.

     "Retraction Price" has the meaning ascribed thereto in Section 5.6.1 of these share provisions.

     "Retraction Request" has the meaning ascribed thereto in Section 5.6.1 of these share provisions.

     "Specified Number" means ten thousand shares, subject to adjustment in accordance with Section 5.9 of these share provisions.

     "U.S. Dollar Equivalent" means in respect of an amount expressed in Canadian currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the exchange rate reported by the Federal Reserve Bank of New York for cable transfers payable in Canadian dollars as certified for customs purposes.

5.2  Ranking of Participating Exchangeable Shares:  The Participating
     --------------------------------------------
Exchangeable Shares shall be entitled to the rights and privileges as herein provided.

5.3  Dividends:
     ---------

5.3.1 A holder of an Participating Exchangeable Share shall be entitled, subject to applicable law, to receive on each dividend payment date specified by the board of directors of CCL, a dividend on each Participating Exchangeable
Share:

     (a) in the case of a cash dividend declared on CCL Class B Shares, in an amount in cash for each Participating Exchangeable Share equal to the U.S. Dollar Equivalent on the CCL Dividend Declaration Date of the cash dividend declared on the Specified Number of CCL Class B Shares;

     (b) in the case of a stock dividend declared on the CCL Class B Shares to be paid in CCL Class B Shares, in such number of Participating Exchangeable Shares for each Participating Exchangeable Share as is equal to the number of CCL Class B Shares to be paid on the Specified Number of CCL Class B Shares; or

     (c) in the case of a dividend declared on the CCL Class B Shares in property other than cash or CCL Class B Shares, in such type and amount of property for each Participating Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors, in good faith and its reasonable discretion, with the assistance of such reputable and independent financial advisors and/or other experts as the Board of Directors may require) the type and amount of property declared on the Specified Number of CCL Class B Shares. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized, but unissued shares of the Corporation.

5.3.2 Cash dividends shall be paid by check of the Corporation payable at par at any branch of the bankers of the Corporation or by electronic fund transfer to the bank accounts specified by the holders from time to time and the sending of such a check to each holder of a Participating Exchangeable Share shall satisfy the cash dividend represented thereby unless the check is not paid on presentation. Certificates registered in the name of the registered holder of Participating Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by subsection 5.3.1(b) hereof and the sending of such a certificate to each holder of a Participating Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by subsection 5.3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of a Participating Exchangeable Share shall satisfy the dividend represented thereby. Any check required to be mailed or sent to a holder of Participating Exchangeable Shares shall be validly sent or mailed if mailed to the address of the holder, recorded in the securities register of the Corporation, or in the event of such address not being so recorded, then at the last known address of such holder. The Corporation may deduct and withhold from any payments of dividends in cash, shares or other property any amounts required by law to be deducted and withheld, to the extent the Corporation reasonably believes that such withholding may be required. Subject to applicable law, no holder of a Participating Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a check that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

5.3.3 The record date for the determination of the holders of Participating Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Participating Exchangeable Shares under Section
5.3.1 hereof shall be the same dates as the record dates and payment date, respectively, for the corresponding dividend declared on the CCL Class B Shares.

5.3.4 If on any payment date for any dividend declared on the Participating Exchangeable Shares under Section 5.3.1 hereof the dividends are not paid in full on all of the Participating Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on the next date or dates on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends as is determined by the Board of Directors in good faith.

5.4     Certain Restrictions:  So long as any of the Participating Exchangeable
        --------------------
Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Participating Exchangeable Shares given as specified in Section 5.8.2 of these share provisions:

        (a) pay any dividends on any shares of the Corporation (other than Participating Exchangeable Shares), other than stock dividends payable in Common Shares;

        (b) redeem or purchase or make any capital distribution in respect of any shares of the Corporation (other than Participating Exchangeable Shares);

        (c) redeem or purchase any shares of the Corporation (other than Participating Exchangeable Shares); or

        (d) issue any Participating Exchangeable Shares or any other shares of the Corporation ranking superior to the Participating Exchangeable Shares other than by way of stock dividends to the holders of Participating Exchangeable Shares.

The restrictions in subsections 5.4(a), 5.4(b) and 5.4(c) above shall not apply if all dividends on the outstanding Participating Exchangeable Shares required by Section 5.3.1 to have been declared and paid on the Participating Exchangeable Shares prior to occurrence of any of the events described in subsections 5.4(a), 5.4(b) or 5.4(c), have been declared and paid in full.

5.5     Distribution on Liquidation:
        ---------------------------

5.5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs (collectively, a "Liquidation Event"), a holder of Participating Exchangeable Shares shall be entitled, subject to applicable law and subject to
Section 5.5.5 hereof, to receive from the assets of the Corporation in respect of each Participating Exchangeable Share held by the holder on the date on which the Liquidation Event becomes effective (the "Liquidation Date") in connection with such liquidation, dissolution or winding-up, in priority to any distribution of any part of the assets of the Corporation among the holders of the Common Shares, or any other shares ranking junior to the Participating Exchangeable Shares, an amount per share equal to (a) the US Dollar Equivalent of the Current Market Price of the Specified Number of CCL Class B Shares on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder the Specified Number of CCL Class B Shares, plus (b) an additional amount equivalent to the amount by which the declared and unpaid dividends on one Participating Exchangeable Share exceed, if at all, the declared and unpaid dividends on the Specified Number of CCL Class B Shares (calculated as of the date of declaration of such dividend or dividends in accordance with the provisions hereof)(collectively the "Liquidation Amount").

5.5.2 On or promptly after the Liquidation Date, the Corporation shall cause to be delivered to the holders of the Participating Exchangeable Shares the Liquidation Amount for each Participating Exchangeable Share upon presentation and surrender of the certificates representing such Participating Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Participating Exchangeable Shares under the DGCL and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, at the registered office of the Corporation. Payment of the total Liquidation Amount for such Participating Exchangeable Shares shall be made by delivery to each holder at the address of the holder recorded in the securities register of the Corporation for the Participating Exchangeable Shares or by holding (as specified in writing by such holder) for pick up by the holder at the registered office of the Corporation of certificates representing the Specified Number of CCL Class B Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) with respect to each such Participating Exchangeable Share (less any CCL Class B Shares withheld in respect of any tax required to be deducted or withheld therefrom by the Corporation) and a check of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the amount specified in subsection 5.5.1(b) hereof and comprising part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom by the Corporation to the extent the Corporation reasonably believes that such withholding may be required). On and after the Liquidation Date, the holders of such Participating Exchangeable Shares shall cease to be holders of such Participating Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Participating Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected to the extent the Liquidation Amount has not been paid until the total Liquidation Amount has been fully paid in the manner hereinbefore provided. After the Liquidation Date, the Corporation shall deposit or cause to be deposited in a custodial account with any commercial bank in the United States the total Liquidation Amount in respect of the Participating Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof and immediately upon making such deposit the Corporation shall give notice thereof to the holders of the Participating Exchangeable Shares. Upon such deposit being made, the rights of the holders of Participating Exchangeable Shares after such deposit shall be limited to the right to receive their proportionate part of the total Liquidation Amount (less any tax required to be deducted or withheld therefrom to the extent that the Corporation reasonably believes that such withholding may be required) for the Participating Exchangeable Shares with respect to which the Liquidation Amount has been so deposited, against presentation and surrender of the certificates representing such Participating Exchangeable Shares to such bank. Upon such payment or deposit of the total Liquidation Amount, the holders of the Participating Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the CCL Class B Shares either (i) delivered to such holder, or (ii) deposited with such commercial bank.

5.5.3 After the Liquidation Amount per Participating Exchangeable Shares has been paid or deposited, holders of Participating Exchangeable Shares shall not be entitled to share in any further distribution of the assets of the Corporation.

5.5.4 In paying the Liquidation Amount the Corporation shall not be required to deliver fractional shares of CCL Class B Shares provided, however, that in lieu thereof, the Corporation shall pay to the holders of Participating Exchangeable Shares in accordance with Section 5.5.2 an amount in cash equal to the same fraction of the U.S. Dollar Equivalent of the Current Market Price of one CCL Class B Share on the last Business Day prior to the Liquidation Date.

5.5.5 The holders of all of the Participating Exchangeable Shares may jointly elect, upon delivery of written notice to the Corporation not less than three
(3) business days prior to the Liquidation Date, that the provisions of Section 5.5.1, 5.5.2, 5.5.3 and 5.5.4 hereof shall not apply and in lieu thereof, all property or assets of the Corporation available for distribution to the shareholders of the Corporation shall be paid or distributed equally, share for share, to the holders of the Participating Exchangeable Shares and the Common Shares respectively, without preference or distinction, and the Corporation shall so pay or distribute such assets or property in accordance with the provisions of this Section 5.5.5.

5.5.6 Upon (a) a Change of Control or (b) an event giving rise to an adjustment to the Participating Exchangeable Shares in accordance with Section
5.9 hereof, then the Corporation shall, to the extent it has any advance notice of either (a) or (b), forthwith mail to each holder of Participating Exchangeable Shares the particulars of the Change of Control or the event giving rise to such adjustment to the Participating Exchangeable Shares.

5.6     Retraction of Participating Exchangeable Shares by Holder:
        ---------------------------------------------------------

5.6.1 Subject to the provisions of the DGCL and otherwise upon compliance with the provisions of this Section 5.6, a holder of Participating Exchangeable Shares shall be entitled at any time (i) after the third anniversary of the date of issue of the Participating Exchangeable Shares, or (ii) after: (a) notice is given pursuant to subsections 2.2(b), (c) or (d) of the Employment Agreement,
(b) Mr. Sedaghat's death or (c) a Change of Control, and prior to the Liquidation Date, to require the Corporation to redeem any or all of the Participating Exchangeable Shares registered in the name of such holder for an amount per share equal to (I) the U.S. Dollar Equivalent of the Current Market Price of the Specified Number of CCL Class B Shares on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder the Specified Number of CCL Class B Shares for each Participating Exchangeable Share presented and surrendered by the holder, plus (II) an additional amount equivalent to the amount, if any, by which the declared and unpaid dividends on one Participating Exchangeable Share exceed the declared and unpaid dividends on the Specified Number of CCL Class B Shares (calculated as of the date of declaration of such dividends in accordance with the provisions hereof) (collectively the "Retraction Price"). To effect such redemption, the holder shall present and surrender at the registered office of the Corporation the certificate or certificates representing the Participating Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Participating Exchangeable Shares under the DGCL and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Appendix 1 hereto in such other form as may be acceptable to the
Corporation:

     (A) specifying that the holder desires to have all or any number specified therein of the Participating Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation; and

     (B) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than ten (10) Business Days nor more than fifteen (15) Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Registration Request, the Retraction Date shall be deemed to be the tenth (10th) Business Day after the date on which the Retraction Request is received by the Corporation.

The holder shall also send a copy of the Retraction Request to CCL.

5.6.2 Upon receipt by the Corporation in the manner specified in Section 5.6.1 hereof of a certificate or certificates representing the number of Participating Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the Retraction Price with respect to such shares in the manner provided in Section 5.6.3 hereof. If only a part of the Participating Exchangeable Shares represented by any certificate are redeemed, a new certificate for the balance of such Participating Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

5.6.3 On the Retraction Date, the Corporation shall deliver to the holder at the address of the holder recorded in the securities register of the Corporation for the Participating Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder, at the registered office of the Corporation, as specified in writing by such holder, certificates representing the Specified Number of CCL Class B Shares with respect to each such Participating Exchangeable Share (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder in payment of the total Retraction Price (less any CCL Class B Shares withheld in respect of any tax required to be deducted or withheld therefrom by the Corporation) and a check of the Corporation payable at par at any branch of the bank of the Corporation in payment of the additional amount specified in subsection 5.6.1(II) comprising part of the total Retraction Price (less any tax required to be deducted or withheld therefrom by the Corporation to the extent the Corporation believes that such withholding may be required) and such delivery of such certificates and check on behalf of the Corporation shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price to the extent that the same is represented by such share certificates and check (plus any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority) unless such check is not paid on due presentation.

5.6.4 On and after the closing of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive, subject to these share provisions, his proportionate part of the total Retraction Price unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price shall not be made, in which case the rights of such holder shall remain unaffected to the extent payment of the Retraction Price has not been made until the total Retraction Price has been fully paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation shall thereafter be considered and deemed for all purposes to be a holder of the CCL Class B Shares delivered to it.

5.6.5 Notwithstanding any other provision of this Section 5.6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to the provisions of the DGCL. If the Board of Directors reasonably believes that on any Retraction Date the Corporation would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two (2) Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 5.6.3 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 5.6.3 hereof.

5.6.6 In paying the Retraction Price, the Corporation shall not be required to deliver fractional shares of CCL Class B Shares provided, however, that in lieu thereof, the Corporation shall pay to the holders of Participating Exchangeable Shares in accordance with Section 5.6.3 an amount in cash equal to the same fraction of the U.S. Dollar Equivalent of the Current Market Price of CCL Class B Shares on the last Business Day prior to the Retraction Date.

5.7   Voting Rights: Except as required by applicable law and except with
      -------------
respect to a merger, consolidation or similar transactions which would result in the Corporation not being the surviving corporation following such merger, consolidation or similar transactions (for which holders of Participating Exchangeable Shares shall be entitled to a separate class vote) and subject to
Section 5.8, the holders of the Participating Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meetings of the shareholders of the Corporation or to vote at any such meeting.

5.8   Amendment and Approval:
      ----------------------

5.8.1 The rights, privileges, restrictions and conditions attaching to the Participating Exchangeable Shares may be added to, changed, modified or removed but only with, in addition to the approval of the holders of Common Shares, the approval of the holders of the Participating Exchangeable Shares, voting separately as a class, given as hereinafter specified.

5.8.2 Any approval given by the holders of the Participating Exchangeable Shares to add to, change, modify or remove any right, privilege, restriction or condition attaching to the Participating Exchangeable Shares or any other matter requiring the approval or consent of the holders of Participating Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by a resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Participating Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Participating Exchangeable Shares at that time are present and represented by proxy; provided that if at any such meeting the holders of at least 50% of the outstanding Participating Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten (10) days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Participating Exchangeable Shares present and represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Participating Exchangeable Shares. On every poll taken at any meeting of holders of Participating Exchangeable Shares, each holder shall be entitled to one vote in respect of each Participating Exchangeable Share held. Subject to the foregoing, the formalities to be observed in respect of the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders. Any approval or consent required to be given by the holders of Participating Exchangeable Shares shall also be validly given if expressed by an instrument or instruments in writing signed by all the holders of Participating Exchangeable Shares.

5.9  Adjustment to the Specified Number:
     ----------------------------------

5.9.1 If and whenever at any time up to and including the Liquidation Date, the outstanding CCL Class B Shares are subdivided or redivided into a greater number of CCL Class B Shares or are reduced, combined or consolidated into a smaller number of CCL Class B Shares (any of such events being hereinafter called a "Class B Share Reorganization"), the Specified Number shall be adjusted effective immediately upon the occurrence of the Class B Share Reorganization by multiplying the Specified Number at that time by the quotient or fraction, as the case may be, obtained when: (A) the number of CCL Class B Shares outstanding after the completion of such Class B Share Reorganization is divided by (B) the number of CCL Class B Shares outstanding before giving effect to the Class B Share Reorganization.

5.9.2 If and whenever at any time up to and including the Liquidation Date, the outstanding CCL Class B Shares shall be reclassified, exchanged or converted into other shares, securities or property, otherwise than as a result of a Class B Share Reorganization, or if the designation of or rights, privileges, restrictions and conditions attached to the CCL Class B Shares are changed, or if there shall be an amalgamation, merger, reorganization, liquidation, dissolution, winding-up or other similar transaction affecting CCL (other than a transaction which does not result in any reclassification of the outstanding CCL Class B Shares or a change of the CCL Class B Shares into other assets, securities or property), or a transfer of all or substantially all of the assets of CCL to another corporation or entity (any such event being referred to in this Section 5.9.2 as a "Reclassification"), then each such holder of Participating Exchangeable Shares shall be entitled to receive and shall accept and the Corporation shall deliver to each such holder at the time such holder would otherwise have received CCL Class B Shares, in lieu of the number of CCL Class B Shares such holder would have received at such time if there had been no Reclassification, the aggregate number and kind of shares or other securities or amount of other property which such holder would have been entitled to receive as a result of the Reclassification if, on the effective date thereof, it had been the registered holder of the number of CCL Class B Shares to which it was theretofore entitled at such time.

5.9.3 If CCL shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of the outstanding CCL Class B Shares entitling such holders to subscribe for or purchase additional CCL Class B Shares (or securities convertible into CCL Class B Shares), the Specified Number shall be adjusted immediately after such record date so that it shall equal the rate determined by multiplying the Specified Number in effect on such record date by a fraction, of which the denominator shall be the total number of CCL Class B Shares outstanding on such record date plus the number of CCL Class B Shares equal to the number arrived at by dividing the aggregate price of the total number of additional CCL Class B Shares offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) by the Current Market Price per share of CCL Class B Shares on such record date and of which the numerator shall be the total number of CCL Class B Shares outstanding on such record date plus the total number of additional CCL Class B Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible), provided, however, that any CCL Class B Shares owned by or held for the account of CCL shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. If such rights, options or warrants are not so issued or to the extent that such rights, options or warrants are not exercised prior to the expiration thereof, the Specified Number shall be readjusted to the Specified Number which would then be in effect if such record date had not been fixed, or to the Specified Number which would then be in effect based upon the number of CCL Class B Shares (or securities convertible into CCL Class B Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

5.9.4 If CCL shall fix a record date for the making of a distribution to all or substantially all the holders of outstanding CCL Class B Shares of (i) shares of any class other than CCL Class B Shares, or (ii) rights, options or warrants (excluding those referred to in Section 5.9.3), or (iii) evidences of its indebtedness, then in each such case the Specified Number shall be adjusted immediately after such record date so that it shall equal the rate determined by multiplying the Specified Number in effect on such record date by a fraction, of which the denominator shall be the total number of CCL Class B Shares outstanding on such record date multiplied by the Current Market Price per share of CCL Class B Shares on such record date less the Fair Market Value of such shares or rights, options or warrants or evidences of indebtedness or assets so to be distributed, and of which the numerator shall be the total number of CCL Class B Shares outstanding on such record date multiplied by such Current Market Price per share of CCL Class B Shares, provided, however, CCL Class B Shares owned by or held for the account of CCL shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Specified Number shall be readjusted to the Specified Number which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed.

5.9.5 If and whenever at any time up to and including the Liquidation Date, CCL shall take any action affecting or relating to CCL Class B Shares, other than an event described in Section 5.9.1, 5.9.2, 5.9.3 or 5.9.4, which in the opinion of the Board of Directors would prejudicially affect the rights of the holders of Participating Exchangeable Shares, then the Specified Number shall be adjusted in such manner, if any, and at such time, as the Board of Directors may determine in their reasonable discretion and in good faith to be equitable in the circumstances to the holders of Participating Exchangeable Shares. Subject to Section 5.9.6, any such determination shall be binding upon the Corporation and each holder of Participating Exchangeable Shares. The failure by the Board of Directors to take any action to provide for an adjustment on or prior to the effective date of any action by CCL affecting the CCL Class B Shares shall be conclusive evidence that the Board of Directors has determined that it is equitable to make no adjustment in the circumstances.

5.9.6 If the holder of a majority of the Participating Exchangeable Shares disputes the adjustment provided for in this Section 5.9 the audit committee of CCL shall, subject only to a right of appeal from the decision of the audit committee within ten (10) Business Days of such decision to the Chairman of CCL, who shall consider such appeal in good faith and whose decision shall be final, binding and unappealable, make a determination of all such disputed matters. The holders of the Participating Exchangeable Shares and the Corporation shall have the right to make representations to the audit committee of CCL in respect of a dispute. The holder of the Participating Exchangeable Shares shall have twenty (20) Business Days from the date of notice of an adjustment as provided for in this Section 5.9 to dispute such calculation by referring such dispute to the audit committee, and if the holder does not dispute such adjustment and refer such dispute to the audit committee within such period, he shall have no right to do so thereafter.

5.9.7 No adjustment in the Specified Number shall be required unless such adjustment would require an increase or decrease of at least one per cent in such rate; provided, however, that any adjustments which by reason of this
Section 5.9.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. The adjustments provided for in this Section shall be cumulative.

5.9.8   No adjustments in the Specified Number shall be made pursuant to Section
5.9.1 above if the Corporation shall correspondingly (i) subdivide or redivide its outstanding Participating Exchangeable Shares into a greater number of shares, or (ii) reduce, combine or consolidate the outstanding Participating Exchangeable Shares into a smaller number of shares.

5.9.9 No adjustments in the Specified Number shall be made pursuant to Section 5.9.1, Section 5.9.2, Section 5.9.3 or Section 4.9.4 above if the holders of the Participating Exchangeable Shares were permitted to participate in a Common Share Reorganization, Reclassification, the issuance of such rights, options or warrants or such distribution, as the case may be, as though and to the same effect as if they had exchanged their Participating Exchangeable Shares for CCL Class B Shares prior to the Common Share Reorganization, Reclassification, issuance of such rights, options or warrants or such distribution, as the case may be, or if such holders were permitted to participate in the issuance of substantially equivalent rights, options or warrants of the Corporation or any equivalent distribution by the Corporation, as the case may be.

5.9.10 In any case where the application of the foregoing provisions results in an increase in the Specified Number taking effect immediately after the record date for a specific event, then, if the Corporation is required to deliver any CCL Class B Shares prior to completion of the event, the Corporation may postpone the distribution to a holder of Participating Exchangeable Shares of the additional CCL Class B Shares to which such holder is entitled by reason of the increase of the Specified Number, but such additional CCL Class B Shares shall be issued and delivered to that holder upon completion of the event and the Corporation shall deliver to the holder an appropriate instrument evidencing such holder's right to receive such additional CCL Class B Shares.

5.9.11 The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment as provided in Section 5.9.1, Section 5.9.2, Section 5.9.3 or Section 5.9.4, deliver a certificate of the Corporation to the holders of the Participating Exchangeable Shares specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such certificate shall be supported by a certificate of an accounting firm having national status, verifying such calculation.

5.10    Notices:
        -------

5.10.1 Any notice, request or other communication to be given to the Corporation or to CCL by a holder of Participating Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation or, in the case of a notice, request or communication to CCL, to CCL's registered office and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation or CCL as the case may be.

5.10.2 Any presentation and surrender by a holder of Participating Exchangeable Shares to the Corporation or certificates representing Participating Exchangeable Shares in connection with the liquidation, dissolution or winding up of the Corporation or the retraction of Participating Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

5.10.3 Any notice, request or other communication to be given or sent to a holder of Participating Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third (3rd) Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Participating Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

5.11    Issuance of CCL Class B Shares.  Notwithstanding any of the
        ------------------------------
provisions hereof, any issuance of CCL Class B Shares will only occur upon
(a) compliance by CCL with the terms of Section 1.1, and by the holder of
Section 1.3, of the Qualification and Listing of Shares Agreement (the "Rights Agreement") dated June 16, 1997 between CCL and the holder of the Participating Exchangeable Shares, but only insofar as such terms relate to the issue of CCL Class B Shares issuable in connection with the Participating Exchangeable Shares (provided that such holder is a party to and entitled to the benefit of, and is bound by, the Rights Agreement), or (b) waiver by the holder of the Participating Exchangeable Shares of compliance by CCL with such terms
(provided that such holder is a party to and entitled to the benefit of, and is bound by, the Rights Agreement).

                                  APPENDIX 1

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                             NOTICE OF RETRACTION


          To the Corporation and CCL Industries Inc.

          This notice is given pursuant to Section 5.6 of the provisions (the "Share Provisions") attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice which are defined in the Share Provisions have the meaning ascribed to such words and expressions in such Share Provisions.

          The undersigned hereby notifies the Corporation that the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share
Provisions:

          [ ]  all share(s) represented by this certificate; or

          [ ]  _________________ share(s) only.

          The undersigned hereby notifies the Corporation that the Retraction Date shall be _______________.

NOTE: The Retraction Date must be a Business Day and must not be less than ten Business Days nor more than fifteen Business Days after the date upon which this notice is received by the Corporation. In the event that no such Business Day is specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the notice is received by the Corporation.

          The undersigned hereby represents and warrants to the Corporation that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation free and clear of all liens, claims and encumbrances.

    __________________    __________________________    _______________________
         (Date)           (Signature of Shareholder)    (Guarantee of Signature)

Address of Shareholder: ______________________________________

                        ______________________________________

NOTE: If the notice of retraction is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation.

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                                     -13-

2. That said resolutions were duly approved by the stockholders of the Corporation, acting by written consent without a meeting in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation of the Corporation has been executed the ___ day of June, 1997.


                                       SEDA SPECIALTY PACKAGING CORP.


                                       By: _____________________________
                                           Name:
                                           Title: President

ATTEST:


By:_____________________
   Name:
   Title: Secretary

                                     -14-